Exhibit 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

Dated as of December 5, 2014

by and among

VARIOUS ENTITIES LISTED ON SCHEDULE I,

as the Originators

and

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.,

as the Buyer

CONTENTS

Clause	Subject Matter	Page

ARTICLE I
AGREEMENT TO PURCHASE AND SELL
2

SECTION 1.1	Agreement To Purchase and Sell	2
SECTION 1.2	Timing of Purchases	3
SECTION 1.3	Consideration for Purchases	3
SECTION 1.4	Purchase and Sale Termination Date	3
SECTION 1.5	Intention of the Parties	3

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
4

SECTION 2.1	Purchase Report	4
SECTION 2.2	Calculation of Purchase Price	4

ARTICLE III
PAYMENT OF PURCHASE PRICE
5

SECTION 3.1	Purchases	5
SECTION 3.2	Settlement as to Specific Receivables and Dilution	6
SECTION 3.3	Reconveyance of Receivables	7

ARTICLE IV
CONDITIONS OF PURCHASES
7

SECTION 4.1	Conditions Precedent to Initial Purchase	7
SECTION 4.2	Certification as to Representations and Warranties	8
SECTION 4.3	Additional Originators	8

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
9

SECTION 5.1	Existence and Power	9
SECTION 5.2	Company and Governmental Authorization, Contravention	9
SECTION 5.3	Binding Effect of Agreement	9
SECTION 5.4	Accuracy of Information	9
SECTION 5.5	Actions, Suits	10
SECTION 5.6	Taxes	10
SECTION 5.7	Compliance with Applicable Laws	10
SECTION 5.8	Reliance on Separate Legal Identity	10
SECTION 5.9	Investment Company	10
SECTION 5.10	Perfection	10

i	Purchase and Sale Agreement ( )

SCHEDULES

Schedule I	List of Originators
Schedule II	Location of Each Originator
Schedule III	Location of Books and Records of Each Originator
Schedule IV	Trade Names
Schedule V	Location of Mining Operations
Schedule VI	Address for Notices

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Joinder Agreement
Exhibit C	Form of Demand Note

THIS PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 5, 2014, is entered into by and among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (each, an “Originator”; and collectively, “Originators”), and ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Buyer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Section 1.01 to the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among AROP Funding, LLC, as borrower (the “Borrower”), Alliance Coal, LLC, as initial Servicer (in such capacity as initial servicer, together with its successors and assigns in such capacity, the “Servicer”), the various Lenders and LC Participants from time to time party thereto, and PNC Bank, National Association, as Lender, as Administrative Agent, as LC Participant and as LC Bank.  All references herein to months are to calendar months unless otherwise expressly indicated.

BACKGROUND:

1.              The Originators are operating subsidiaries of the Buyer;

2.              The Originators generate Receivables in the ordinary course of their businesses;

3.              The Originators, in order to finance their respective businesses, wish to sell Receivables to the Buyer, and the Buyer is willing to purchase Receivables from the Originators, on the terms and subject to the conditions set forth herein;

4.              The Originators and the Buyer intend this transaction to be a true sale of Receivables by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator; and

5.              The Originators and the Buyer acknowledge that the Buyer will sell and contribute the Receivables purchased by it hereunder and the Related Security (together with accounts receivable originated by the Buyer and the Related Security) to the Borrower, from time to time, pursuant to that certain Sale and Contribution Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”), between the Buyer, as transferor (in such capacity, the “Transferor”) and the Borrower, as buyer, and that thereafter the Borrower will grant a security interest in the Receivables, Related Security and other rights to the Administrative Agent for the benefit of the Secured Parties under the Receivables Financing Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
AGREEMENT TO PURCHASE AND SELL

SECTION 1.1  Agreement To Purchase and Sell.  On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a)                                 each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-off Date (as defined below);

(b)                                 each Receivable generated by such Originator from and including the Cut-off Date to but excluding the Purchase and Sale Termination Date;

(c)                                  all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;

(d)                                 all monies due or to become due to such Originator with respect to any of the foregoing;

(e)                                  all books and records of such Originator to the extent related to any of the foregoing;

(f)                                   all Collections and other proceeds and products of any of the foregoing (as defined in the UCC) that are or were received by such Originator on or after the Cut-off Date, including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables); and

(g)                                  all rights, remedies, powers, privileges, title and interest (but not obligations) in and to the Lock-Box Accounts into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC).

All purchases hereunder are absolute and irrevocable and shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each of the other Transaction Documents to which such Originator is a party.  No obligation or liability to any Obligor on any

Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed.  The Buyer’s foregoing commitment to purchase Receivables and the property, proceeds and rights described in clauses (c) through (g) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”

As used herein, “Cut-off Date” means (a) with respect to each Originator party hereto on the date hereof, October 31, 2014, and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the calendar day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.

SECTION 1.2  Timing of Purchases.

(a)                                 Closing Date Purchases.  Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the Cut-off Date, (ii) all Receivables created by such Originator from and including the Cut-off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold by such Originator to the Buyer on the Closing Date.

(b)                                 Subsequent Purchases.  After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be deemed to have been sold by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3  Consideration for Purchases.  On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators in accordance with Article III.

SECTION 1.4  Purchase and Sale Termination Date.  The “Purchase and Sale Termination Date” shall be the earliest to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Payment Date (as defined in Section 2.2) immediately following the day on which the Originators shall have given written notice to the Buyer, the Borrower and the Administrative Agent at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.

SECTION 1.5  Intention of the Parties.  It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator.  However, if, contrary to the mutual intent of the parties, any conveyance of Receivables and Related Rights is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) such Originator shall be deemed to have granted to the Buyer as of the Closing Date, and such Originator hereby grants to the Buyer, a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto, (C)  all books and records of such Originator to the extent related to any of the foregoing, (D) all rights, remedies, powers, privileges, title and interest (but not obligations) of such Originator in and to each lock-box address and account (including, without limitation, all related Lock-Box Accounts) to which Collections or other proceeds with respect to such Receivables are sent, all amounts on deposit therein, and any related investment property acquired with any such collections or other proceeds (as such term is defined in the applicable UCC) and (E) all proceeds and products of any of the foregoing to secure all of such Originator’s obligations hereunder.

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1  Purchase Report.  On the Closing Date and on each date on which an Information Package is due to be delivered under the Receivables Financing Agreement (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a)                                 Receivables purchased by the Buyer from each Originator on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);

(b)                                 Receivables purchased by the Buyer from each Originator during the immediately preceding Fiscal Month (in the case of each subsequent Purchase Report); and

(c)                                  the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.2(a) and (b).

SECTION 2.2  Calculation of Purchase Price.  The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=

Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, and (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last Business Day of the calendar month immediately preceding such Payment Date) and the denominator of which is 365.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.

“Prime Rate” means a per annum rate equal to the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Servicer in its sole discretion.

ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1  Purchases.

(a)                                 Initial Purchase Price Payment.  On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date (i) partially in cash (to the extent the Buyer has cash available from the sale of Receivables to Borrower and in an amount to be agreed between the Buyer and such Originator and set forth in the initial Purchase Report) and (ii) the remainder by issuing a promissory note in the form of Exhibit C to such Originator (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Demand Note”) with an initial principal balance equal to the remaining Purchase Price payable to such Originator not paid in cash.

(b)                                 Subsequent Purchase Price Payments.  On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:

(i)   First, in cash to the extent the Buyer has cash available from the sale of Receivables to Borrower; and

(ii)   Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Demand Note shall be automatically increased by an amount equal to the lesser of (x) such remaining unpaid portion of such Purchase Price and (y) the maximum increase in the principal amount of the applicable

Demand Note that could be made such that after giving effect thereto, the Buyer is Solvent;

provided, however, that if more than one Originator is selling Receivables to the Buyer on the date of such purchase, the Buyer shall make cash payments among the Originators in such a way as to minimize to the greatest extent practicable the aggregate principal amounts outstanding under the Demand Notes.

The Buyer shall cause the Servicer to make all appropriate record keeping entries with respect to each of the Demand Notes to reflect the foregoing payments and payments and reductions made pursuant to this Section 3.1 and Section 3.2, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Demand Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Demand Notes “CANCELED” and to return such Demand Notes to the Buyer upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

SECTION 3.2  Settlement as to Specific Receivables and Dilution.

(a)                                 If (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.10, 5.15 and 5.17 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.10, 5.15 and 5.17 is no longer true with respect to such Receivable, then the Purchase Price with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of Collections due with respect to such Receivable, the Buyer promptly shall deliver such funds to such Originator.

(b)                                 If, on any day, the Outstanding Balance of any Receivable purchased hereunder is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by any Originator, the Buyer (at the direction of or on behalf of an Originator or the Servicer) or the Servicer (or any Affiliate thereof) or any setoff or dispute between any Originator or the Servicer (or any Affiliate thereof) and an Obligor, as indicated on the books of the Buyer (or, for periods prior to the Closing Date, the books of such Originator), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in clause (c) below.

(c)                                  Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)                                     to the extent of any outstanding principal balance under the Demand Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Demand Note payable to such Originator; and

(ii)                                  after making any deduction pursuant to clause (i) above, shall be paid in cash to the Buyer by such Originator.

SECTION 3.3  Reconveyance of Receivables.  In the event that an Originator has paid to the Buyer the full Outstanding Balance of any Receivable pursuant to Section 3.2, the Buyer shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.

ARTICLE IV
CONDITIONS OF PURCHASES

SECTION 4.1  Conditions Precedent to Initial Purchase.  The initial purchase hereunder is subject to the condition precedent that the Buyer shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Buyer:

(a)                                 A copy of the resolutions of the board of directors or managers of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)                                 Good standing certificates for each Originator issued as of a recent date acceptable to the Buyer by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization;

(c)                                  A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Borrower and the Administrative Agent may conclusively rely until such time as the Servicer, the Buyer, the Borrower and the Administrative Agent shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)                                 The certificate or articles of incorporation or formation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws or limited liability company agreement of such Originator (including all amendments and modifications thereto), each duly certified by the Secretary or an Assistant Secretary of such Originator;

(e)                                  Originals of the proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the buyer/assignor (and the Administrative Agent, for the benefit of the Secured Parties, as secured party/assignee) of the Receivables generated by such Originator as may be necessary or, in the

Buyer’s opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest has been assigned to it hereunder;

(f)                                   A written search report from a Person satisfactory to the Buyer listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated as the case may be on or prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax, ERISA and judgment lien search reports from a Person satisfactory to the Buyer showing no evidence of such liens filed against any Originator;

(g)                                  Favorable opinions of counsel to the Originators, in form and substance satisfactory to the Buyer;

(h)                                 A Demand Note in favor of each Originator, duly executed by the Buyer; and

(i)                                     Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s satisfaction.

SECTION 4.2  Certification as to Representations and Warranties.  Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

SECTION 4.3  Additional Originators.  Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Lender (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Buyer, the Administrative Agent and each Lender on or before the date of such addition:

(a)                                 The Buyer or Servicer shall have given the Administrative Agent at least thirty days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Administrative Agent may reasonably request;

(b)                                 such proposed additional Originator has executed and delivered to the Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”);

(c)                                  such proposed additional Originator has delivered to the Buyer, the Borrower and the Administrative Agent (as the total assignee of the Buyer) each of the documents with respect to such Originator described in Sections 4.1 and 4.3, in each case in form and substance satisfactory to the Buyer, Borrower and the Administrative Agent (as the total assignee of the Buyer);

(d)                                 no Termination Event or Unmatured Termination Event shall have occurred and be continuing; and

(e)                                  the Purchase and Sale Termination Date shall not have occurred.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants with respect to itself as follows:

SECTION 5.1  Existence and Power.  Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2  Company and Governmental Authorization, Contravention.  The execution, delivery and performance by such Originator of this Agreement are (a) within such Originator’s company powers, (b) have been duly authorized by all necessary company action, (c) require no action by or in respect of, or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder), any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision (i) of Applicable Law, (ii) of the organizational documents of such Originator or (iii) of any agreement, judgment, injunction, order, decree or other instrument binding upon such Originator, where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (e) result in the creation or imposition of Adverse Claim on assets of such Originator or any of its Subsidiaries.

SECTION 5.3  Binding Effect of Agreement.  This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.4  Accuracy of Information.  All information heretofore furnished by such Originator to the Buyer or the Administrative Agent pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to the Buyer or the Administrative Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified (provided that with respect to any projected financial information, such Originator represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time).

SECTION 5.5  Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of such Originator’s knowledge, threatened against or affecting such Originator or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.6  Taxes.  Such Originator has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except to the extent that such taxes are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, as are required by GAAP shall have been made.

SECTION 5.7  Compliance with Applicable Laws.  Such Originator is in compliance with the requirements of all Applicable Laws, rules, regulations and orders of all Governmental Authorities except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect.  In addition, no Receivable sold hereunder contravenes any Applicable Laws, rules or regulations applicable thereto or to such Originator.

SECTION 5.8  Reliance on Separate Legal Identity.  Such Originator acknowledges that each of the Credit Parties is entering into the Transaction Documents to which it is a party in reliance upon the Borrower’s identity as a legal entity separate from such Originator and the Buyer.

SECTION 5.9  Investment Company.  Such Originator is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  In addition, such Originator is not a “holding company,” a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 5.10  Perfection.  Immediately preceding its sale of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold, free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.  Each such financing statement, filed with respect to such Receivable as an as-extracted collateral filing, includes a complete and correct description of the real property related to such Receivable as extracted collateral, as contemplated by the UCC, and names a record owner of the real property.

SECTION 5.11  Creation of Receivables.  Such Originator has exercised at least the same degree of care and diligence in the creation of the Receivables sold or otherwise conveyed hereunder as it has exercised in connection with the creation of receivables originated by it and not so transferred hereunder.

SECTION 5.12  Credit and Collection Policy.  Such Originator has complied in all material respects with its Credit and Collection Policy in regard to each Receivable sold by it hereunder and the related Contract.

SECTION 5.13  Enforceability of Contracts.  Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.

SECTION 5.14  Location and Offices.  As of the Closing Date, such Originator’s location (as such term is defined in the applicable UCC) is in the state set forth on Schedule II hereto, and such location has not been changed for at least four months before the date hereof.  The offices where such Originator keeps all records concerning the Receivables are located at the addresses set forth on Schedule III hereto or such other locations of which the Buyer and the Administrative Agent has been given written notice in accordance with the terms hereof.

SECTION 5.15  Good Title.  Upon the creation of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim.

SECTION 5.16  Names.  Except as described in Schedule IV, such Originator has not used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.

SECTION 5.17  Nature of Receivables.  Except as otherwise set forth on the related Purchase Report, each Receivable purchased hereunder is, on the date of such purchase, an Eligible Receivable.

SECTION 5.18  Bulk Sales, Margin Regulations, No Fraudulent Conveyance.  No transaction contemplated hereby requires compliance with or will become subject to avoidance under any bulk sales act or similar law.  No use of funds obtained by such Originator hereunder will conflict with or contravene Regulation T, U or X of the Federal Reserve Board.

No purchase hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.19  Solvency.  On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), such Originator shall be Solvent.

SECTION 5.20  Licenses, Contingent Liabilities, and Labor Controversies.

(a)                                 Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except such failures to have such licenses, permits, franchises or other governmental authorizations that could not reasonably be expected to have a Material Adverse Effect.

(b)                                 There are no labor controversies pending against such Originator that have had (or could reasonably be expected to have) a Material Adverse Effect.

SECTION 5.21  Purchase Price.  Each sale by such Originator to Buyer of an interest in Receivables has been made for “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code) owed by such Originator to Buyer.

SECTION 5.22  Location of Mining Operations.  The location of each Originator’s mining operations and names of each minehead relating thereto are as set forth on Schedule V hereto.  Each Receivable of such Originator (other than as set forth on Schedule V) arose from the sale at such minehead of minerals in which such Originator had an interest before extraction, which minerals were located in the real property described on Schedule V, as such Schedule V may be amended or supplemented in accordance with Section 6.1(j) (such property being referred to hereunder, as the “Mined Properties”).

SECTION 5.23  No Material Adverse Effect.  Since June 30, 2014 there has been no Material Adverse Effect with respect to such Originator.

SECTION 5.24  Opinions.  The facts regarding such Originator, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

SECTION 5.25  Mortgages Covering As-Extracted Collateral.  There are no mortgages that are effective as financing statements covering as-extracted collateral and that name such Originator as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

SECTION 5.26  Reaffirmation of Representations and Warranties by the Originator.  On each day that a new Receivable is created, and when sold to the Buyer hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).

ARTICLE VI
COVENANTS OF THE ORIGINATORS

SECTION 6.1  Affirmative Covenants.  At all times from the date hereof until the Final Payout Date, each Originator shall, unless the Buyer and the Administrative Agent shall otherwise consent in writing:

(a)                                 General Information.  Furnish to the Buyer and the Administrative Agent such information as the Buyer or the Administrative Agent (as total assignee of the Buyer) may from time to time reasonably request.

(b)                                 Furnishing of Information and Inspection of Records.  Furnish to the Buyer and the Administrative Agent from time to time such information with respect to the Receivables as such Person may reasonably request.  Such Originator will, at such Originator’s expense, during regular business hours upon reasonable prior written notice (i) permit each of the Buyer and Administrative Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or other Collateral and (B) to visit the offices and properties of such Originator for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at Originator’s expense, upon reasonable prior written notice from the Buyer or the Administrative Agent, as applicable, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, a review of its books and records with respect to the Receivables; provided, that such Originator shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.

(c)                                  Keeping of Records and Books.  Have and maintain (i) administrative and operating procedures (including (i) an ability to recreate records if originals are destroyed and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables and the identification and reporting of all Excluded Receivables originated by such Originator (including records adequate to permit the daily identification of each new such Receivable and Excluded Receivables and all Collections of, and adjustments to, each existing such Receivable and such Excluded Receivable).  Such Originator will give the Buyer and the Administrative Agent prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Buyer and the Administrative Agent on or before the date hereof as such Originator’s then existing or planned administrative and operating procedures for collecting Receivables and Excluded Receivables.

(d)                                 Performance and Compliance with Receivables and Contracts.  Timely and fully perform and comply, at its own expense, in all material respects with all provisions, covenants and other promises required to be observed by it under all Contracts or other documents or agreements related to the Receivables.

(e)                                  Credit and Collection Policy.  Comply in all material respects with its Credit and Collection Policy in regard to each Receivable originated by it and any related Contract or other related document or agreement.

(f)                                   Preservation of Existence.  Preserve and maintain its existence as a corporation or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could be reasonably expected to have a Material Adverse Effect.

(g)                                  Location of Records.  Keep its location (as such term is defined in the applicable UCC), and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule II or Schedule III, respectively, or, upon 30 days’ prior written notice to the Buyer and the Administrative Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

(h)                                 Data Records.  Place and maintain on its summary master control data processing records the following legend (or the substantive equivalent thereof):  “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO ALLIANCE RESOURCE OPERATING PARTNERS, L.P., PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF DECEMBER 5, 2014; AND A SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO PNC BANK, NATIONAL ASSOCIATION UNDER A RECEIVABLES FINANCING AGREEMENT, DATED AS OF DECEMBER 5, 2014.”

(i)                                     Preservation of Security Interest.  Take (or cause to be taken) any and all action as Buyer or the Administrative Agent may require to preserve and maintain the perfection and priority of the security interest of the Administrative Agent in the Receivables and Related Rights.

(j)                                    Mining Operations and Mineheads.  Promptly, and in any event within 30 days of any change, deletion or addition to the location of such Originator’s Mined Properties or mineheads set forth on Schedule V hereto, (i) notify the Buyer and Administrative Agent of such change, deletion or addition, (ii) cause the filing or recording of such financing statements and amendments to financing statements necessary to preserve and maintain the perfection and priority of each of the security interests in the Receivables, in favor of the Buyer, the Borrower, and Administrative Agent (for the benefit of the Secured Parties), created pursuant to the Sale Agreements and the Receivables Financing Agreement, as applicable, in each case in form and substance satisfactory to the Administrative Agent and (iii) deliver to the Buyer and Administrative Agent an updated Schedule V hereto reflecting such change, deletion or addition; it being understood that no Receivable, the related location of mining operations and/or mineheads of which is not as set forth on Schedule V hereto as of such date of determination shall be an Eligible Receivable until such time as each condition under this clause (j) shall have been satisfied (and upon such satisfaction, this Agreement shall be deemed amended to reflect such updated Schedule V hereto).

(k)                                 Payments on Receivables, Lock-Box Accounts.  Instruct all Obligors to deliver payments on the Receivables to a Lock-Box Account or a Lock-Box.  Such Originator shall, at all times, maintain such books and records necessary to identify Collections received from time to time on Receivables and to segregate such Collections from other property of such Originator.  If any payments on the Receivables or other Collections are received by such Originator, it shall hold such payments in trust for the benefit of the Buyer and Administrative Agent (for the benefit of the Secured Parties) and promptly (but in any event within two (2) Business Day after receipt) remit such funds into a Lock-Box Account.  Such Originator will not permit funds other than (i) Collections on Receivables and other Collateral and (ii) collections on Excluded Receivables, to be deposited into any Lock-Box Account.  If such funds or any collections on Excluded Receivables are nevertheless deposited into any Lock-Box Account, such Originator will within two (2) Business Days of receipt identify and transfer such funds to the appropriate Person entitled to such funds.  Such Originator will not commingle Collections with any other funds (other than the temporary commingling of Collections with collections on Excluded Receivables provided that such collections on Excluded Receivables are identified and removed from the applicable Lock-Box Account within two (2) Business Days following receipt thereof).

(l)                                     Frequency of Billing.  Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

SECTION 6.2  Reporting Requirements.  From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Buyer and the Administrative Agent shall otherwise consent in writing, furnish to the Buyer and the Administrative Agent:

(a)                                 Termination Events.  As soon as possible, and in any event within five (5) Business Days after such Originator becomes aware of the occurrence of each “Termination Event” hereunder or each event which with notice or the passage of time or both would become such a “Termination Event” (an “Unmatured Termination Event”), a written statement of a Financial Officer or other Responsible Officer of such Originator describing such Termination Event or Unmatured Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail;

(b)                                 Proceedings.  As soon as possible, and in any event within five (5) Business Days after such Originator becomes aware thereof, written notice of (i) litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Buyer and the Administrative Agent which could reasonably be expected to have a Material Adverse Effect, and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and

(c)                                  Other.  Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Buyer or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Buyer, the Administrative Agent or the Lenders under or as contemplated by the Transaction Documents.

SECTION 6.3  Negative Covenants.  At all times from the date hereof until the Final Payout Date, each Originator agrees that, unless the Buyer and the Administrative Agent shall otherwise consent in writing, it shall not:

(a)                                 Sales, Liens, Etc.  Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable sold or otherwise conveyed or purported to be sold or otherwise conveyed hereunder or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

(b)                                 Extension or Amendment of Receivables.  Except as otherwise permitted in Section 9.02 of the Receivables Financing Agreement and the applicable Credit and Collection Policy, extend, amend or otherwise modify the terms of any Receivable in any material respect generated by it that is sold or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract as it relates to such Receivable (nothing herein preventing the amendment, modification or waiver under a Contract with respect to future Receivables so long as an Event of Default has not occurred and is continuing)).

(c)                                  Change in Business or Credit and Collection Policy.  (i) Make any change in the character of its business or (ii) make any change in its Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.  No Originator shall make any other written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrative Agent.

(d)                                 Receivables Not to be Evidenced by Promissory Notes or Chattel Paper.  Take any action to cause or permit any Receivable generated by it that is sold by it hereunder to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).

(e)                                  Mergers, Acquisitions, Sales, etc.  (i) Be a party to any merger, consolidation or other restructuring, except (A) a merger of one Originator into another Originator (with an Originator being the surviving entity),  (B) a Simplification Transaction or (C) any other merger, consolidation or other restructuring where the Buyer and the Administrative Agent have each (1) received 30 days’ prior notice thereof, (2) consented in writing thereto, which consent shall not be unreasonably withheld, conditioned or delayed, (3) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (4) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Credit Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than (x) in accordance with the Transaction Documents, (y) pursuant to the prior written consent of the Buyer and the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed or (z) a sale, transfer, assignment, conveyance or leasing of assets to Buyer or any of Buyer’s Subsidiaries where the Buyer and the Administrative Agent have each (1) received 30 days’ prior notice thereof, (2) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (3) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Credit Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3)).

(f)                                   No Change in Name, Identity or Corporate Structure.  Change its name, identity, corporate structure or jurisdiction of organization, in any case, unless the Buyer and the Administrative Agent have each (1) received 30 days’ prior notice thereof, (2) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (3) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Credit Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(g)                                  Lock-Box Banks.  Add or terminate any a Lock-Box Account (or a related Lock-Box) or a Lock-Box Bank unless the requirements of Section 8.01(h) and 8.02(f) of the Receivables Financing Agreement have been met.

(h)                                 Accounting for Purchases.  Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and Related Rights by such Originator to the Buyer.

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES

SECTION 7.1  Rights of the Buyer.   Each Originator hereby authorizes the Buyer, the Borrower, the Servicer and their respective designees or assignees under this Agreement, the

Sale and Contribution Agreement or the Receivables Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless a Termination Event or an Event of Default has occurred and is continuing.

SECTION 7.2  Responsibilities of the Originators.  Anything herein to the contrary notwithstanding:

(a)                                 [Reserved].

(b)                                 Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(c)                                  None of the Buyer, the Borrower, the Servicer, the Administrative Agent or any other Credit Party shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Borrower, the Servicer, the Administrative Agent or any other Credit Party be obligated to perform any of the obligations of such Originator thereunder.

(d)                                 Each Originator hereby grants to the Buyer and Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of a Termination Event or an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3  Further Action Evidencing Purchases.  Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer or Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Buyer or the Administrative Agent, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

Each Originator hereby authorizes each of the Buyer and the Administrative Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof,

without the signature of such Originator, relative to all or any of the Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder and Related Rights now existing or hereafter generated by such Originator.  If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or the Administrative Agent may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer and the Administrative Agent incurred in connection therewith shall be payable by such Originator.

SECTION 7.4  Application of Collections.  Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor (including in any Contract or pursuant to any written agreement between such Obligor and the related Originator) or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

SECTION 7.5  Performance of Obligations.  Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer, the Borrower or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Receivables generated by such Originator and their creation and satisfaction.

ARTICLE VIII
TERMINATION EVENTS

SECTION 8.1  Termination Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a “Termination Event”:

(a)                                 The Termination Date (as defined in the Receivables Financing Agreement) shall have occurred; or

(b)                                 Any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days; or

(c)                                  Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, however, that such breach shall not constitute a Termination Event pursuant to this clause (c) if such breach is cured within ten (10) Business Days following the date that a Financial Officer or other Responsible Officer of the Originator has knowledge or has received notice of such breach; provided further that no breach of a representation or warranty set forth in Sections 5.10, 5.15 or 5.17 shall constitute a Termination Event pursuant to this clause (c) if credit for the account of the Buyer has been given as required pursuant to Section 3.2(c) with respect to such breach; or

(d)                                 Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue for thirty (30) days after the earlier of such Originator’s knowledge or notice thereof.

SECTION 8.2  Remedies.

(a)                                 Optional Termination.  Upon the occurrence of a Termination Event hereunder, the Buyer shall have the option, by notice to the Originators (with a copy to the Administrative Agent), to declare the Purchase Facility as terminated.

(b)                                 Remedies Cumulative.  Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Administrative Agent (as total assignee of the Buyer) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION

SECTION 9.1  Indemnities by the Originators.  Without limiting any other rights which the Buyer may have hereunder or under Applicable Law, each Originator, severally and for itself alone, hereby agrees to indemnify the Buyer and each of its officers, directors, employees, agents, and its successors and assigns (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom; excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor and (iii) any net income or franchise tax imposed on such Purchase and Sale Indemnified Party by the jurisdiction under the laws of which such Purchase and Sale Indemnified Party is organized, where it is subject to net income or franchise tax for reasons unrelated to the transactions contemplated hereby or where its principal executive office is located or any political subdivision thereof.  Without limiting the foregoing, and subject to the exclusions set forth in the preceding sentence, each Originator, severally, shall pay on demand (which demand shall be accompanied by documentation of the Purchase and Sale Indemnified Amounts, in reasonable detail) to each Purchase and Sale Indemnified Party for any and all amounts necessary to indemnify such Purchase and Sale Indemnified Party from and against any and all Purchase and Sale Indemnified Amounts relating to or resulting from:

(a)                                 the transfer by such Originator of an interest in any Receivable to any Person other than the Buyer;

(b)                                 the breach of any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(c)                                  the failure by such Originator to comply with any Applicable Law with respect to any Receivable generated by such Originator sold or otherwise transferred or purported to be transferred hereunder or the related Contract, or the nonconformity of any Receivable generated by such Originator sold or otherwise transferred or purported to be transferred hereunder or the related Contract with any such Applicable Law;

(d)                                 the failure by such Originator to vest and maintain vested in the Buyer an ownership interest in the Receivables generated by such Originator sold or otherwise transferred or purported to be transferred hereunder free and clear of any Adverse Claim;

(e)                                  the failure to file, or any delay in filing, by such Originator financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivables or purported Receivables generated by such Originator sold or otherwise transferred or purported to be transferred hereunder, whether at the time of any purchase or at any subsequent time to the extent required hereunder;

(f)                                   any dispute, claim, offset or defense (other than discharge in bankruptcy or similar insolvency proceeding of an Obligor or other credit related reasons) of the Obligor to the payment of any Receivable or purported Receivable generated by such Originator sold or otherwise transferred or purported to be transferred hereunder (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;

(g)                                  any product liability claim arising out of or in connection with the products or services that are the subject of any Receivable generated by such Originator;

(h)                                 the commingling of Collections of Receivables at any time with other funds; and

(i)            any tax or governmental fee or charge (other than any tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Security connected with any such Receivables.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, severally with each other Originator, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under Applicable Law.

ARTICLE X
MISCELLANEOUS

SECTION 10.1  Amendments, etc.

(a)           The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and each Originator, with (prior to the Final Payout Date) the prior written consent of the Administrative Agent; any such amendment, modification or waiver effected prior to the Final Payout Date without the prior written consent of the Administrative Agent shall be void ab initio.

(b)           No failure or delay on the part of the Buyer, the Servicer, any Originator, the Administrative Agent or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Buyer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)           The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2  Notices, etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and electronic communication) and shall be delivered or sent by electronic mail, facsimile, or by overnight mail, to the intended party at the mailing address, electronic mail address or facsimile number of such party set forth on Schedule VI hereto or at such other mailing address, electronic mail address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent, at its address for notice pursuant to the

Receivables Financing Agreement.  All such notices and communications shall be effective (i) if delivered by overnight mail or electronic mail, when received, and (ii) if transmitted by facsimile or electronic communication, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3  No Waiver; Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, each Originator hereby authorizes the Buyer, the Borrower, the Administrative Agent, each Lender and the LC Bank (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.

SECTION 10.4  Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns.  No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Borrower and the Administrative Agent; any such assignment made without the prior written consent of the Administrative Agent shall be void ab initio.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.  The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.  Nothing herein shall restrict Buyer from assigning its rights, title and interests under this Agreement to the Borrower pursuant to the Sale and Contribution Agreement.

SECTION 10.5  Governing Law.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF BUYER, ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 10.6  Costs, Expenses and Taxes.  In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, agrees to pay on demand:

(a)           to the Buyer (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and

(b)           all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7  SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO (I) WITH RESPECT TO ANY ORIGINATOR, THE BUYER OR ANY AFFILIATE THEREOF, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO ANY OTHER PARTY, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY ANY ORIGINATOR, THE BUYER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT; (b) WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND (c) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2.  NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE BUYER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

SECTION 10.8  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9  Captions and Cross References; Incorporation by Reference.  The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.  The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 10.11  Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.12  Acknowledgment and Agreement.  By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Borrower pursuant to the Sale and Contribution Agreement and then by the Borrower to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Financing Agreement, and each Originator irrevocably consents to such assignments.  Each of the parties hereto acknowledges and agrees that the Borrower and Administrative Agent (for the benefit of the Secured Parties) is a third-party beneficiary of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ALLIANCE RESOURCE OPERATING PARTNERS, L.P., as Buyer

By: Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ R. EBERLEY DAVIS
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

Purchase and Sale Agreement

S-1

ORIGINATORS:

ALLIANCE COAL, LLC
GIBSON COUNTY COAL, LLC
HOPKINS COUNTY COAL, LLC
METTIKI COAL (WV), LLC
MT. VERNON TRANSFER TERMINAL, LLC
RIVER VIEW COAL, LLC
SEBREE MINING, LLC
TUNNEL RIDGE, LLC
WHITE COUNTY COAL, LLC

By:	/s/ R. EBERLEY DAVIS
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

Purchase and Sale Agreement

S-2

Schedule I

LIST OF ORIGINATORS

Alliance Coal, LLC

Gibson County Coal, LLC

Hopkins County Coal, LLC

Mettiki Coal (WV), LLC

Mt. Vernon Transfer Terminal, LLC

River View Coal, LLC

Sebree Mining, LLC

Tunnel Ridge, LLC

White County Coal, LLC

Purchase and Sale Agreement

Schedule I-1

Schedule II

LOCATION OF EACH ORIGINATOR

Originator	Location

Alliance Coal, LLC	Delaware

Gibson County Coal, LLC	Delaware

Hopkins County Coal, LLC	Delaware

Mettiki Coal (WV), LLC	Delaware

Mt. Vernon Transfer Terminal, LLC	Delaware

River View Coal, LLC	Delaware

Sebree Mining, LLC	Delaware

Tunnel Ridge, LLC	Delaware

White County Coal, LLC	Delaware

Purchase and Sale Agreement

Schedule II-1

Schedule III

LOCATION OF BOOKS AND RECORDS OF EACH ORIGINATOR

Originator	Location of Books and Records

Alliance Coal, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
Gibson County Coal, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
Hopkins County Coal, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
Mettiki Coal (WV), LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
Mt. Vernon Transfer Terminal, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
River View Coal, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
Sebree Mining, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
Tunnel Ridge, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma
White County Coal, LLC	1717 S. Boulder Ave., Suite 400, Tulsa, Oklahoma

Purchase and Sale Agreement

Schedule III-1

Schedule IV

TRADE NAMES

Legal Name	Trade Names

Alliance Coal, LLC	Not Applicable
Gibson County Coal, LLC	Not Applicable
Hopkins County Coal, LLC	Not Applicable
Mettiki Coal (WV), LLC	Not Applicable
Mt. Vernon Transfer Terminal, LLC	Not Applicable
River View Coal, LLC	Not Applicable
Sebree Mining, LLC	Not Applicable
Tunnel Ridge, LLC	Not Applicable
White County Coal, LLC	Not Applicable

Purchase and Sale Agreement

Schedule IV-1

Schedule V

LOCATION OF MINING OPERATIONS

ORIGINATOR	MINEHEAD	STATE	COUNTY
Alliance Coal, LLC	N/A	N/A	N/A
Gibson County Coal, LLC	Gibson N. Complex/ Gibson S. Complex	IN	Gibson County Knox County
Hopkins County Coal, LLC	Hopkins County Coal	KY	Hopkins County
Mettiki Coal (WV), LLC	Mettiki- Mountain View Mine	WV	Grant County Tucker County
Mt. Vernon Transfer Terminal, LLC	N/A (Transfer Terminal)	N/A	N/A
River View Coal, LLC	River View	KY	Union County
Sebree Mining, LLC	Option #9 Mining	KY	Hopkins County Webster County
Tunnel Ridge, LLC	Tunnel Ridge	PA WV	Washington County Ohio County
White County Coal, LLC	Pattiki	IL	White County

Purchase and Sale Agreement

Schedule V-1

Schedule VI

ADDRESSES FOR NOTICES

The Buyer:

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile:  918-295-7361

Attn:  Cary P. Marshall

with a copy to:

1146 Monarch St.

Lexington, Kentucky 40513

Facsimile:  859-223-3057

Attn:  R. Eberley Davis

Originators:

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile:  918-295-7361

Attn:  Cary P. Marshall

with a copy to:

1146 Monarch St.

Lexington, Kentucky 40513

Facsimile:  859-223-3057

Attn:  R. Eberley Davis

Purchase and Sale Agreement

Exhibit A-1

Exhibit A

FORM OF PURCHASE REPORT

Originator:	[Name of Originator]

Purchaser:	Alliance Resource Operating Partners, L.P.

Payment Date:

1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount:

1/{1 + [(Prime Rate x Days’ Sales Outstanding]}
365

Where:

Prime Rate =

Days’ Sales Outstanding =

3.	Purchase Price (1 x 2) = $

Purchase and Sale Agreement

Exhibit A-1

Exhibit B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of                       , 20       (this “Agreement”) is executed by                    , a [corporation] organized under the laws of                      (the “Additional Originator”), with its principal place of business located at                     .

BACKGROUND:

A.                                    Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Company”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Purchase and Sale Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).

B.                                    The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1.                            Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Financing Agreement (as defined in the Purchase and Sale Agreement).

SECTION 2.                            Transaction Documents.  The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents.  From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.

SECTION 3.                            Representations and Warranties.  The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein.  The Additional Originator hereby represents and warrants that its location (as defined in the applicable UCC) is [                                        ], and the location of its mining operations, the names of the related mineheads and the offices where the Additional Originator keeps all of its Records and Related Security are as follows:

Purchase and Sale Agreement

Exhibit B-1

SECTION 4.                            Miscellaneous.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).  This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon.  This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

[Signature Pages Follow]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

Consented to:

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:
Name:
Title:

Acknowledged by:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit B-3

Exhibit C

FORM OF DEMAND NOTE

[        ], 20[    ]

FOR VALUE RECEIVED, the undersigned, ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Buyer”), promises to pay to [                                ], a [                            ] (the “Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Buyer from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.

1.                                      Purchase and Sale Agreement.  This Demand Note is one of the Demand Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement dated as of December 5, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), among the Buyer, the Originator, and the other originators from time to time party thereto.  Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Buyer and the Originator.

2.                                      Definitions.  Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in Article I of the Receivables Financing Agreement (as defined in the Purchase and Sale Agreement).  In addition, as used herein, the following terms have the following meanings:

“Final Maturity Date” means the date that falls one hundred eighty (180) days after the Purchase and Sale Termination Date.

“Prime Rate” means a per annum rate equal to the “U.S. Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Buyer in its sole discretion.

3.                                      Interest.  The Buyer promises to pay interest on this Demand Note as follows: to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate.

4.                                      Interest Payment Dates.  The Buyer shall pay accrued interest on this Demand Note upon Originator’s demand and shall pay accrued interest on the amount of each principal payment made in cash at the time of such principal payment.

5.                                      Basis of Computation.  Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as the case may be.

Purchase and Sale Agreement

Exhibit C-1

6.                                      Principal Payment Dates.  Payments of the principal amount of this Demand Note shall be made as follows:

(a)                                 The principal amount of this Demand Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.2 of the Purchase and Sale Agreement.

(b)                                 The entire outstanding principal amount of this Demand Note shall be paid on the Final Maturity Date.

(c)                                  All or any portion of the outstanding principal amount of this Demand Note shall be paid upon Originator’s demand.

(d)                                 The principal amount of and accrued interest on this Demand Note may be prepaid by, and in the sole discretion of the Buyer, on any Business Day without premium or penalty.

7.                                      Payment Mechanics.  All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

8.                                      Enforcement Expenses.  The Buyer agrees to pay all expenses, including Attorney Costs, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9.                                      General.  No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

10.                               Maximum Interest.  Notwithstanding anything in this Demand Note to the contrary, the Buyer shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”).  If the effective rate of interest which would otherwise be payable under this Demand Note would exceed the Highest Lawful Rate, or if the holder of this Demand Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Buyer under this Demand Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Buyer under this Demand Note shall be reduced to the amount allowed by Applicable Law, and (ii) any unearned interest paid by the Buyer or any interest paid by the Buyer in excess of the Highest Lawful Rate shall be refunded to the Buyer.  Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged

Exhibit C-2

or received by the Originator under this Demand Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith.  If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator’s Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator’s Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

11.                               Governing Law.  THIS DEMAND NOTE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

12.                               Captions.  Paragraph captions used in this Demand Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Demand Note.

Exhibit C-3

IN WITNESS WHEREOF, the Buyer has caused this Demand Note to be executed as of the date first written above.

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By: Alliance Resource Management, GP, LLC, its managing general partner

By:
Name:
Title:

Exhibit C-4